As filed with the Securities and Exchange Commission on May 5, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-2046833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400 Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

EMPLOYMENT INDUCEMENT AWARDS TO DAVID C. PETERSCHMIDT, CLAUDE J. PUMILIA
AND ERIC D. GOLDFARB

(Full title of the plan)

David C. Peterschmidt	Copy to:
President and Chief Executive Officer	Paul Hilton, Esq.
6363 South Fiddler’s Green Circle, Suite 1400	Hogan Lovells US LLP
Greenwood Village, Colorado 80111	One Tabor Center, Suite 1500
(303) 220-0100	1200 Seventeenth Street
(Name, address and telephone number, including area code, of agent	Denver, Colorado 80202
for service)	(303) 899-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share (“Common Stock”)	1,400,000	$2.77	$3,878,000.00	$450.24
Common Stock	600,000	$6.57	$3,942,000.00	$457.67
Common Stock	300,000	$6.57	1,971,000.00	$228.83
Common Stock	250,000	$5.75	$1,437,500.00	$166.89
Total Common Stock	2,550,000 shares	—	$11,228,500	$1,303.63

(1)   Includes (i) 1,400,000 shares of Common Stock available for issuance upon vesting and exercise of 1,400,000 stock options granted to David C. Peterschmidt as an inducement award pursuant to his employment agreement dated July 1, 2010, (ii) 600,000 shares of Common Stock available for issuance upon vesting and exercise of  600,000 stock options and 150,000 shares of Common Stock available for issuance upon vesting of 150,000 restricted stock units (“RSUs”) granted to Claude J. Pumilia pursuant to his employment agreement dated March 7, 2011 and (iii) 300,000 shares of Common Stock available for issuance upon vesting and exercise of  300,000 stock options and 100,000 shares of Common Stock available for issuance upon vesting of 100,000 RSUs granted to Eric D. Goldfarb pursuant to his employment agreement dated March 28, 2011.  The aforementioned stock options and RSUs were granted to David C. Peterschmidt, Claude J. Pumilia and Eric D. Goldfarb pursuant to employment inducement awards under Section 303A.08 of the New York Stock Exchange Listed Company Manual.  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction with respect to the shares of Common Stock registered hereunder effectuated without receipt of consideration and which results in an increase in the number of outstanding shares of the Common Stock of CIBER, Inc., a Delaware corporation (the “Company” or “CIBER”).

(2)   Calculated pursuant to Rule 457(c) and (h) of the Securities Act on the basis of (i) $2.77 per share, which is the exercise price per share for the 1,400,000 stock options granted to David C. Peterschmidt, (ii) $6.57 per share, which is the exercise price per share for the 600,000 stock options granted to Claude J. Pumilia, (iii) $6.57 per share, which is the exercise price per share for the 300,000 stock options granted to Eric D. Goldfarb and (iv) $5.75 per share for the 150,000 RSUs granted to Claude J. Pumilia and the 100,000 RSUs granted to Eric D. Goldfarb, which was the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on May 2, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 covers the registration of 2,550,000 shares of Common Stock of CIBER, Inc., a Delaware corporation (the “Company” or “CIBER”) issuable (i) under an inducement grant of stock options on July 1, 2010, to David C. Peterschmidt, CIBER’s President and Chief Executive Officer, (ii) under an inducement grant of stock options and restricted stock units (“RSUs”) on April 4, 2011, to Claude J. Pumilia, CIBER’s Executive Vice President, Chief Financial Officer and Treasurer and (iii) under an inducement grant of stock options and RSUs on March 28, 2011, to Eric D. Goldfarb, CIBER’s Executive Vice President and Chief Information Officer.  The stock option and RSU grants were issued as “employment inducement awards” under Section 303A.08 of the New York Stock Exchange Listed Company Manual.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents and all other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all the shares of Common Stock offered hereby have been sold or that deregisters all such shares of Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

(a)           The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2010, filed with the Commission on February 25, 2011, pursuant to the Exchange Act;

(b)           The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 3, 2011, pursuant to the Exchange Act;

(c)           The Company’s current report on Form 8-K dated March 10, 2011, filed with the Commission on March 10, 2011, as amended by the Form 8-K/A filed with the Commission on April 6, 2011;

(d)           The Company’s current report on Form 8-K dated March 28, 2011, filed with the Commission on March 28, 2011, pursuant to the Exchange Act;

(e)           The Company’s current report on Form 8-K dated April 13, 2011, filed with the Commission on April 14, 2011;

(f)            All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

(g)           The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, Registration Statement No. 001-13103, filed with the Commission on June 17, 1997 under the Exchange Act, and any amendment or report filed with the Commission for the purposes of updating such description.

In addition, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Officers and Directors.

Delaware General Corporation Law

Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation and Bylaws

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify, to the fullest extent permitted by applicable law as from time to time may be in effect, any person against all liability and expense (including attorneys’ fees and settlement costs) incurred by reason of the fact that he is or was a director or officer of the Company, or while serving as a director or officer of the Company, he is or was serving at the request of the Company as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity, or by reason of any action alleged to have been taken or omitted in such capacity. Expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit, or proceeding to the fullest extent and under the circumstances permitted by the laws of the State of Delaware. The right to indemnification conferred upon such persons under the Restated Certificate of Incorporation and Bylaws shall be a contract right. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Company would have the power to indemnify against such liability under the provisions of the Restated Certificate of Incorporation or Bylaws.

The indemnification provided by the Restated Certificate of Incorporation is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and inures to the benefit of their heirs, executors, and administrators. The provisions of the Restated Certificate of Incorporation do not preclude the Company from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.

With respect to a determination of entitlement to indemnification, the indemnitee is presumed to be entitled to indemnification and the Company has the burden of proof to overcome that presumption. The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, unless expressly provided therein or in the bylaws, of itself adversely affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

The foregoing description of certain provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, is qualified in its entirety by the actual Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, of the Company filed as Exhibit 3.1 to the Company’s Report on Form 10-Q filed on November 7, 2005 and as Exhibit 3.2 to the Company’s Form 10-K filed on March 5, 2009, respectively.

Indemnification Agreements

The Company has entered into indemnification agreements with certain of its current officers and directors. The indemnification agreements cover, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of CIBER, Inc. (incorporated herein by reference to Exhibit 3.1 to CIBER’s Quarterly Report on Form 10-Q filed with the Commission on November 7, 2005).

4.2

Amended and Restated Bylaws of CIBER, Inc., as adopted February 15, 2001; Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted February 18, 2003; Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted May 3, 2005; Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted February 25, 2009 (incorporated herein by reference to Exhibit 3.2 to CIBER’s Annual Report on Form 10-K filed with the Commission on March 5, 2009).

4.3

Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted June 2, 2010 (incorporated herein by reference to Exhibit 3.3 to CIBER’s Quarterly Report on Form 10-Q filed with the Commission on August 5, 2010).

4.4	Form of Common Stock Certificate (incorporated herein by reference to such exhibit to CIBER’s Registration Statement on Form S-1 filed with the Commission on February 2, 1994).

4.5

First Amended and Restated Rights Agreement, dated as of May 2, 2008, between CIBER, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to CIBER’s Registration Statement on Form 8-A/A filed with the Commission on May 2, 2008).

4.6

Employment Agreement, dated July 1, 2010, between CIBER, Inc. and David Peterschmidt (incorporated herein by reference to Exhibit 10.1 to CIBER’s Current Report on Form 8-K filed with the Commission on July 1, 2010).

4.7

CIBER Notice of Grant of Stock Options and Non-Qualified Option Agreement, dated July 1, 2010, between CIBER, Inc. and David Peterschmidt (incorporated herein by reference to Exhibit 10.2 to CIBER’s Current Report on Form 8-K filed with the Commission on July 1, 2010).

4.8

Employment Agreement, dated March 7, 2011, between CIBER, Inc. and Claude J. Pumilia (incorporated herein by reference to Exhibit 10.1 to CIBER’s Current Report on Form 8-K filed with the Commission on March 10, 2011, as amended by the Form 8-K/A filed with the Commission on April 6, 2011).

4.9

CIBER Notice of Grant of Stock Options and Non-Qualified Option Agreement, dated April 4, 2011, between CIBER, Inc. and Claude J. Pumilia (incorporated herein by reference to Exhibit 10.3 to CIBER’s Current Report on Form 8-K filed with the Commission on March 10, 2011, as amended by the Form 8-K/A filed with the Commission on April 6, 2011).

4.10

CIBER Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, dated April 4, 2011, between CIBER, Inc. and Claude J. Pumilia (incorporated herein by reference to Exhibit 10.4 to CIBER’s Current Report on Form 8-K filed with the Commission on March 10, 2011, as amended by the Form 8-K/A filed with the Commission on April 6, 2011).

4.11

Employment Agreement, dated March 28, 2011 between CIBER, Inc. and Eric D. Goldfarb (incorporated herein by reference to Exhibit 10.1 to CIBER’s Current Report on Form 8-K filed with the Commission on March 28, 2011).

4.12

CIBER Notice of Grant of Stock Options and Non-Qualified Option Agreement, dated March 28, 2011, between CIBER, Inc. and Eric D. Goldfarb (incorporated herein by reference to Exhibit 10.2 to CIBER’s Current Report on Form 8-K filed with the Commission on March 28, 2011).

4.13

CIBER Notice of Restricted Stock Units and Restricted Stock Unit Agreement, dated March 28, 2011, between CIBER, Inc. and Eric D. Goldfarb (incorporated herein by reference to Exhibit 10.3 to CIBER’s Current Report on Form 8-K filed with the Commission on March 28, 2011).

5.1*	Opinion of Hogan Lovells US LLP with respect to the legality of the Common Stock registered hereby.

23.1*	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the Company.

24.1	Power of Attorney (included on the signature page to this registration statement).

*Filed herewith.

Item 9.  Undertakings.

The undersigned Company hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent not more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 5, 2011.

CIBER, INC.

By:	/S/ DAVID C. PETERSCHMIDT
	Name:	DAVID C. PETERSCHMIDT
	Title:	PRESIDENT AND CHIEF EXECUTIVE OFFICER

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David C. Peterschmidt, Claude J. Pumilia and Christopher L. Loffredo with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/S/ DAVID C. PETERSCHMIDT
DAVID C. PETERSCHMIDT	CHIEF EXECUTIVE OFFICER AND PRESIDENT, SECRETARY AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER)	MAY 5, 2011

/S/ CLAUDE J. PUMILIA
CLAUDE J. PUMILIA	CHIEF FINANCIAL OFFICER, EXECUTIVE VICE PRESIDENT AND TREASURER (PRINCIPAL FINANCIAL OFFICER)	MAY 5, 2011

/S/ CHRISTOPHER L. LOFFREDO
CHRISTOPHER L. LOFFREDO	VICE PRESIDENT/CHIEF ACCOUNTING OFFICER (PRINCIPAL ACCOUNTING OFFICER)	MAY 5, 2011

/S/ PAUL A. JACOBS
PAUL A. JACOBS	CHAIRMAN AND DIRECTOR	MAY 5, 2011

/S/ STEPHEN S. KURTZ
STEPHEN S. KURTZ	DIRECTOR	MAY 5, 2011

/S/ KURT J. LAUK
KURT J. LAUK	DIRECTOR	MAY 5, 2011

/S/ ARCHIBALD J. MCGILL
ARCHIBALD J. MCGILL	DIRECTOR	MAY 5, 2011

/S/ JAMES C. SPIRA
JAMES C. SPIRA	DIRECTOR	MAY 5, 2011

/S/ BOBBY G. STEVENSON
BOBBY G. STEVENSON	DIRECTOR	MAY 5, 2011

/S/ JAMES C. WETHERBE
JAMES C. WETHERBE	DIRECTOR	MAY 5, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of CIBER, Inc. (incorporated herein by reference to Exhibit 3.1 to CIBER’s Quarterly Report on Form 10-Q filed with the Commission on November 7, 2005).

4.2

Amended and Restated Bylaws of CIBER, Inc., as adopted February 15, 2001; Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted February 18, 2003; Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted May 3, 2005; Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted February 25, 2009 (incorporated herein by reference to Exhibit 3.2 to CIBER’s Annual Report on Form 10-K filed with the Commission on March 5, 2009).

4.3

Amendment to the Amended and Restated Bylaws of CIBER, Inc., as adopted June 2, 2010 (incorporated herein by reference to Exhibit 3.3 to CIBER’s Quarterly Report on Form 10-Q filed with the Commission on August 5, 2010).

4.4	Form of Common Stock Certificate (incorporated herein by reference to such exhibit to CIBER’s Registration Statement on Form S-1 filed with the Commission on February 2, 1994).

4.5

First Amended and Restated Rights Agreement, dated as of May 2, 2008, between CIBER, Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to CIBER’s Registration Statement on Form 8-A/A filed with the Commission on May 2, 2008).

4.6

Employment Agreement, dated July 1, 2010, between CIBER, Inc. and David Peterschmidt (incorporated herein by reference to Exhibit 10.1 to CIBER’s Current Report on Form 8-K filed with the Commission on July 1, 2010).

4.7

CIBER Notice of Grant of Stock Options and Non-Qualified Option Agreement, dated July 1, 2010, between CIBER, Inc. and David Peterschmidt (incorporated herein by reference to Exhibit 10.2 to CIBER’s Current Report on Form 8-K filed with the Commission on July 1, 2010).

4.8

Employment Agreement, dated March 7, 2011, between CIBER, Inc. and Claude J. Pumilia (incorporated herein by reference to Exhibit 10.1 to CIBER’s Current Report on Form 8-K filed with the Commission on March 10, 2011, as amended by the Form 8-K/A filed with the Commission on April 6, 2011).

4.9

CIBER Notice of Grant of Stock Options and Non-Qualified Option Agreement, dated April 4, 2011, between CIBER, Inc. and Claude J. Pumilia (incorporated herein by reference to Exhibit 10.3 to CIBER’s Current Report on Form 8-K filed with the Commission on March 10, 2011, as amended by the Form 8-K/A filed with the Commission on April 6, 2011).

4.10

CIBER Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement, dated April 4, 2011, between CIBER, Inc. and Claude J. Pumilia (incorporated herein by reference to Exhibit 10.4 to CIBER’s Current Report on Form 8-K filed with the Commission on

March 10, 2011, as amended by the Form 8-K/A filed with the Commission on April 6, 2011).

4.11

Employment Agreement, dated March 28, 2011 between CIBER, Inc. and Eric D. Goldfarb (incorporated herein by reference to Exhibit 10.1 to CIBER’s Current Report on Form 8-K filed with the Commission on March 28, 2011).

4.12

CIBER Notice of Grant of Stock Options and Non-Qualified Option Agreement, dated March 28, 2011, between CIBER, Inc. and Eric D. Goldfarb (incorporated herein by reference to Exhibit 10.2 to CIBER’s Current Report on Form 8-K filed with the Commission on March 28, 2011).

4.13

CIBER Notice of Restricted Stock Units and Restricted Stock Unit Agreement, dated March 28, 2011, between CIBER, Inc. and Eric D. Goldfarb (incorporated herein by reference to Exhibit 10.3 to CIBER’s Current Report on Form 8-K filed with the Commission on March 28, 2011).

5.1*	Opinion of Hogan Lovells US LLP with respect to the legality of the Common Stock registered hereby.

23.1*	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the Company.

24.1	Power of Attorney (included on the signature page to this registration statement).

*Filed herewith.